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                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated March 15, 2005, except as to the impact of the discontinued operations disclosed in Note 4 for which the date is March 10, 2006, relating to the consolidated financial statements which appears in Myogen, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2005.

PricewaterhouseCoopers LLP
Denver, Colorado
March 10, 2006